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                                                       EXHIBIT 4.1.2
                 SOUTHERN CALIFORNIA EDISON COMPANY
                  Authorized Officers' Certificate
              Pursuant to Section 301 of the Indenture

     C. Alex Miller and L. C. Clark, Authorized Officers of Southern California Edison Company, a California corporation (the "Company"), acting pursuant to the January 19, 1995 and July 20, 1995 resolutions of the Board of Directors of the Company (the "Board Resolutions") hereby determine that:

     1. The Company shall issue a series of the Securities referred to in the Board Resolutions under the Indenture, dated as of January 15, 1993 (the "Indenture"), between the Company and Harris Trust and Savings Bank, as Trustee, in accordance with the following terms:

           (a) The title of the Securities shall be the "6-3/8% Notes, Due 2006" (the "Notes").

           (b) The aggregate principal amount of the Notes to be authenticated and delivered under the Indenture shall be limited to $200,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 906 or 1107 of the
     Indenture).

           (c)  The Notes shall mature on January 15, 2006.

           (d) The Notes shall bear interest at the rate of 6-3/8% per annum from January 15, 1996. The Interest Payment Dates for the Notes shall be January 15 and July 15 in each year, commencing July 15, 1996. The Regular Record Dates for the interest payable on such Interest Payment Dates shall be the January 1 or July 1 next preceding such January 15 or July 15, as the case may be.

           (e) Payment of the principal of, premium if any, and interest on the Notes will be made at the Corporate Trust Office of Harris Trust and Savings Bank maintained for that purpose in the City of Chicago in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register.

           (f)  The Notes may not be redeemed prior to maturity.

           (g) The Company shall not be obligated to redeem or purchase the Notes pursuant to any sinking fund or analogous provision, or at the option of the Holder thereof.

           (h) The Notes shall not be subject to discharge and defeasance at the option of the Company pursuant to Section 1301 of the Indenture.

           (i) The trustee, authenticating and paying agent, transfer agent and registrar with respect to the Notes shall be Harris Trust and Savings Bank.

     2. The form and terms of the Notes, attached hereto as Annex A, are hereby approved.

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     3.    Salomon Brothers Inc, Chase Securities, Inc., Chemical
Securities Inc., PaineWebber Incorporated, Smith Barney Inc., Prudential Securities Incorporated, BA Securities, Inc., and Redwood Securities Group, Inc., (the "Underwriters") propose to offer the Notes at an initial offering price of 99.744% of their principal amount. The purchase price of the Notes to be paid by the Underwriters shall be 99.308% of their principal amount, plus accrued interest from January 15, 1996. The Underwriting Agreement, dated January 16, 1996, between the Company and the Underwriters, relating to the Notes, attached hereto as Annex B, is hereby approved.

     4. Each of the undersigned has read the provisions of Section 301 of the Indenture and the definitions in the Indenture relating thereto, the Board Resolutions and other corporate documents and records. In the opinion of each of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not all conditions precedent provided in the Indenture relating to the establishment of the forms of and terms of a series of Securities under the Indenture, designated as the Notes in this Certificate, have been complied with. In the opinion of each of the undersigned, all such conditions precedent have been complied with.

     5. Capitalized terms used in this certificate and not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture.

     IN WITNESS WHEREOF, the undersigned have executed this certificate as of January 16, 1996.



                                           C. Alex Miller
                                    -----------------------------
                                           C. Alex Miller
                                    Vice President and Treasurer


                                             L. C. Clark
                                    -----------------------------
                                             L. C. Clark
                                         Assistant Treasurer